SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated March 12, 2004.

Item 9. Regulation FD Disclosure

On March 12, 2004, the Company issued a press release announcing management changes and promotions. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: March 12, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 March 12, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. announces management changes and promotions.

Glendale, California – Joseph D. Russell, Jr., President and CEO of PS Business Parks, Inc. (AMEX:PSB), announces promotions, management and title changes. Mr. Russell commented, “PS Business Parks has a long standing commitment to remain market focused to best serve our growing portfolio, which today encompasses approximately 18.3 million square feet in eight markets, with over 3,700 tenants. Our goals of enhancing customer relationships and strengthening market knowledge have taken another positive step forward as a result of the management changes and promotions we are announcing. As our company has grown, so have the strengths of our people, and I am pleased to announce that Stephen King, Maria Hawthorne, Robin Mather and Stuart Hutchison have taken more responsibility at PS Business Parks. They have each made substantial contributions to our company, and I look forward to their continued success at PSB.”

The promotions, management and titles changes effective March 1, 2004 are as follows. Stephen King has been promoted to Executive Vice President, West Coast and Chief Administrative Officer. Mr. King will oversee the Company’s operations in California, Oregon and Arizona, each of which are led by a Divisional Vice President or Regional Manager reporting to Mr. King. As Chief Administrative Officer, Mr. King will lead company-wide efforts associated with personnel sourcing and development, operational reporting, design and implementation of best practices, and development of programs to continually improve divisional efficiency and performance. Ed Stokx is now Executive Vice President and Chief Financial Officer, and remains responsible for the Company’s financial and accounting functions. Maria Hawthorne, previously Vice President Northern Virginia, has been promoted to Senior Vice President, East Coast. Ms. Hawthorne will have responsibility for the Company’s operations in Northern Virginia, Maryland and Florida, each of which are also lead by a Divisional Vice President or Regional Manager reporting to Ms. Hawthorne. As previously announced, Viola Sanchez is relocating to Miami as a Regional Manager assuming responsibility for Miami International Commerce Center, having been responsible for the Company’s portfolio in San Diego and Phoenix.

On the West Coast, Robin Mather, has been promoted to Divisional Vice President, Southern California, with responsibility for the Company’s holdings in Los Angeles, Orange and San Diego counties. Ms. Mather has been a Regional Manager, Southern California, since July 2001. Stuart Hutchison has also been promoted to Regional Manager, Southern California, where he has been a Portfolio Manager since September 2000.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2003, PSB wholly-owned approximately 18.3 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,895,000 sq. ft.), Florida (3,352,000 sq. ft.), Oregon (1,941,000 sq. ft.), Virginia (2,625,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.